                          INDEMNIFICATION AGREEMENT

    This INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into as of the 21st day of September, 1997, by and between Trammell Crow Company, a Delaware corporation (the "Company"), and George L. Lippe ("Indemnitee").

                                  RECITALS:

    A. Competent and experienced persons are reluctant to serve or to continue to serve corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or indemnification (or both) against claims and actions against them arising out of their service to and activities on behalf of those corporations.

    B. The current uncertainties relating to the availability of adequate insurance for directors and officers have increased the difficulty for corporations to attract and retain competent and experienced persons.

    C. The Board of Directors of the Company has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons, that this situation is detrimental to the best interests of the Company's stockholders, and that the Company should act to assure its directors and officers that there will be increased certainty of adequate protection in the future.

    D. It is reasonable, prudent, and necessary for the Company to obligate itself contractually to indemnify its directors and officers to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve the Company.

    E. Indemnitee is willing to serve and continue to serve the Company on the condition that he be indemnified to the fullest extent permitted by law.

    F. Concurrently with the execution of this Agreement, Indemnitee is agreeing to serve or to continue to serve as a director or officer of the Company.

                                 AGREEMENTS:

    NOW, THEREFORE, in consideration of the foregoing premises, Indemnitee's agreement to serve or continue to serve as a director or officer of the Company, and the covenants contained in this Agreement, the Company and Indemnitee hereby covenant and agree as follows:

    1.        CERTAIN DEFINITIONS:

         For purposes of this Agreement:

         (a) ACQUIRING PERSON: shall mean any Person other than (i) the Company, (ii) any of the Company's Subsidiaries, (iii) any employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (iv) any trustee or other fiduciary holding securities under an employee benefit plan of the Company or of a Subsidiary of the Company or of a corporation owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         (b)  CHANGE IN CONTROL: shall be deemed to have occurred if:

              (i) any Acquiring Person is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Exchange Act")), directly or indirectly, of securities of the Company representing fifty percent or more of the combined voting power of the then outstanding Voting Securities of the Company; or

              (ii) members of the Incumbent Board cease for any reason to constitute at least a majority of the Board of Directors of the Company; or

              (iii) the Company merges or consolidates with any other corporation or entity, or the Company or the stockholders of the Company and holders of voting securities in such other corporation or entity participate in a securities exchange, other than a merger or consolidation that would result in the Voting Securities of the Company outstanding immediately before the completion thereof continuing to represent a majority of the combined voting power of the Voting Securities of the surviving entity (or its parent) outstanding immediately after that merger, consolidation or securities exchange; or

              (iv) the Company liquidates, sells or disposes of all or substantially all the Company's assets in one transaction or series of transactions other than a liquidation, sale or disposition of all or substantially all the Company's assets in one transaction or a series of related transactions to an entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

         (c) CLAIM: shall mean any threatened, pending or completed action, suit or proceeding (including, without limitation, securities laws actions, suits and proceedings and also any crossclaim or counterclaim in any action, suit or proceeding), whether civil, criminal, arbitral, administrative or investigative in nature, or any inquiry or investigation (including discovery), whether conducted by the Company or any other Person, that Indemnitee in good faith believes might lead to the institution of any action, suit or proceeding.

         (d) EXPENSES: shall mean all costs, expenses (including attorneys' and expert witnesses' fees), and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in, or participating in (including on appeal), or preparing to defend, be a witness in, or participate in, any Claim relating to any Indemnifiable Event.

         (e) INCUMBENT BOARD: shall mean individuals who, as of August 21, 1997, constitute the Board of Directors of the Company and any other individual who becomes a director of the Company after that date and whose election or appointment by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board.

         (f) INDEMNIFIABLE EVENT: shall mean any actual or alleged act, omission, statement, misstatement, event or occurrence related to the fact that Indemnitee is or was a director, officer, agent or fiduciary of the Company, or is or was serving at the request of the Company as a director, officer, trustee, agent or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of any actual or alleged thing done or not done by Indemnitee in any such capacity. For purposes of this Agreement, the Company agrees that Indemnitee's service on behalf of or with respect to any Subsidiary or employee benefits plan of the Company or any Subsidiary of the Company shall be deemed to be at the request of the Company.

         (g) INDEMNIFIABLE LIABILITIES: shall mean all Expenses and all other liabilities, damages (including, without limitation, punitive, exemplary, and the multiplied portion of any damages), judgments, payments, fines, penalties, amounts paid in settlement and awards paid or incurred that arise out of, or in any way relate to, any Indemnifiable Event.

         (h) PERSON: shall mean any person or entity of any nature whatsoever, specifically including an individual, a firm, a company, a corporation, a partnership, a trust or other entity. A Person, together with that Person's Affiliates and Associates (as those terms are defined in Rule 12b-2 under the Exchange Act), and any Persons acting as a partnership, limited partnership, joint venture, association, syndicate or other group (whether or not formally organized), or otherwise acting jointly or in concert or in a coordinated or consciously parallel manner (whether or not pursuant to any express agreement), for the purpose of acquiring, holding, voting or disposing of securities of the Company with such Person, shall be deemed a single "Person."

         (i) POTENTIAL CHANGE IN CONTROL: shall be deemed to have occurred if (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control; (ii) any Person (including the Company) publicly announces an intention to take or to consider taking actions that, if consummated, would constitute a Change in Control; or (iii) the Board of Directors of the Company adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

         (j) REVIEWING PARTY: shall mean any appropriate person or body consisting of a member or members of the Company's Board of Directors or any other person or body appointed by the Board (including Special Counsel referred to in Section 3) who is not a party to the particular Claim for which Indemnitee is seeking indemnification.

         (k) SPECIAL COUNSEL: shall mean special, independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld), and who has not otherwise performed services for the Company or for Indemnitee within the last three years (other than as Special Counsel under this Agreement or similar agreements).

         (l) SUBSIDIARY: shall mean, with respect to any Person, any corporation or other entity of which a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by that Person.

         (m) VOTING SECURITIES: shall mean any securities that vote generally in the election of directors, in the admission of general partners, or in the selection of any other similar governing body.

    2.   INDEMNIFICATION AND EXPENSE ADVANCEMENT.

         (a) The Company shall indemnify Indemnitee and hold Indemnitee harmless to the fullest extent permitted by law, as soon as practicable but in any event no later than 30 days after written demand is presented to the Company, from and against any and all Indemnifiable Liabilities. Notwithstanding the foregoing, the obligations of the Company under this
Section 2(a) shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which Special Counsel is involved) that Indemnitee is not permitted to be indemnified under applicable law. Nothing contained in this Agreement shall require any determination under this Section 2(a) to be made by the Reviewing Party prior to the disposition or conclusion of the Claim against the Indemnitee.

         (b) If so requested in writing by Indemnitee, the Company shall advance to Indemnitee all Expenses incurred by Indemnitee (or, if applicable, reimburse Indemnitee for any and all Expenses incurred by Indemnitee and previously paid by Indemnitee) (an "Expense Advance") within ten business days after such request and delivery by Indemnitee of an undertaking to repay Expense Advances if and to the extent such undertaking is required by applicable law prior to the Company's payment of Expense Advances. The Company shall be obligated from time to time at the request of Indemnitee to make or pay an Expense Advance in advance of the final disposition or conclusion of any Claim. In connection with any request for an Expense Advance, if requested by the Company, Indemnitee or Indemnitee's counsel shall submit an affidavit stating that the Expenses to which the Expense Advances relate are reasonable. Any dispute as to the reasonableness of any Expense shall not delay an Expense Advance by the Company. If, when, and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be indemnified with respect to a Claim under applicable law, the Company shall be entitled to be reimbursed by Indemnitee and Indemnitee hereby agrees to reimburse the Company without interest (which agreement shall be an unsecured obligation of Indemnitee) for all related Expense Advances theretofore made or paid by the Company; provided, however, that if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee could be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance, and the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). If there has not been a Potential Change in Control or a Change in Control, the Reviewing Party shall be selected by the Board of Directors of the Company. If there has been a Potential Change in Control or a Change in Control, the Reviewing Party shall be advised by or shall be Special Counsel referred to in Section 3 hereof, if and as Indemnitee so requests. If there has been no determination by the Reviewing Party or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or part under applicable law, Indemnitee shall have the right to commence litigation in any court in the states of Texas or Delaware having subject matter jurisdiction thereof and in which venue is proper seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

    3. CHANGE IN CONTROL. The Company agrees that, if there is a Potential Change in Control or a Change in Control and if Indemnitee requests in writing that Special Counsel advise the Reviewing Party or be the Reviewing Party, then the Company shall not (i) deny any indemnification payments (and Expense Advances shall continue to be paid by the Company pursuant to Section 2(b)) that Indemnitee requests or demands under this Agreement or any other agreement or law now or hereafter in effect relating to Claims for Indemnifiable Events, or (ii) request or seek reimbursement from Indemnitee of any indemnification payment or Expense Advances unless, in either case, Special Counsel has rendered its written opinion to the Company and Indemnitee that the Company was not or is not permitted under applicable law to pay Indemnitee and to allow Indemnitee to retain such indemnification payment or Expense Advances. However, if Indemnitee has commenced legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee could be indemnified under applicable law, any determination made by Special Counsel that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding, and Indemnitee shall not be required to reimburse the Company for any Expense Advance, and the Company shall be obligated to continue to make Expense Advances, until a final judicial determination is made with respect thereto (as to which all rights of appeal therefore have been exhausted or lapsed). The Company agrees to pay the reasonable fees of Special Counsel and to indemnify Special Counsel against any and all expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or Special Counsel's engagement pursuant hereto.

    4. ESTABLISHMENT OF TRUST. In the event of a Potential Change in Control or a Change in Control, the Company shall, upon written request by Indemnitee, create a trust for the benefit of Indemnitee (the "Trust") and from time to time upon written request of Indemnitee shall fund the

Trust in an amount equal to all Indemnifiable Liabilities reasonably anticipated at the time to be incurred in connection with any Claim. The amount to be deposited in the Trust pursuant to the foregoing funding obligation shall be determined by the Reviewing Party. The terms of the Trust shall provide that, upon a Change in Control, (i) the Trust shall not be revoked or the principal thereof invaded, without the written consent of Indemnitee; (ii) the trustee of the Trust shall advance, within ten business days of a request by Indemnitee, any and all Expenses to Indemnitee (and Indemnitee hereby agrees to reimburse the Trust under the circumstances in which Indemnitee would be required to reimburse the Company for Expense Advances under this Agreement); (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligation set forth above;
(iv) the trustee of the Trust shall promptly pay to Indemnitee all amounts for which Indemnitee shall be entitled to indemnification pursuant to this Agreement or otherwise; and (v) all unexpended funds in that Trust shall revert to the Company upon a final determination by the Reviewing Party or a court of competent jurisdiction, as the case may be, that Indemnitee has received amounts, if any, which fully satisfy the Company's obligation to indemnify Indemnitee under the terms of this Agreement. The trustee of the Trust shall be chosen by Indemnitee. Nothing in this Section 4 shall relieve the Company of any of its obligations under this Agreement.

    5. INDEMNIFICATION FOR ADDITIONAL EXPENSES. The Company shall indemnify Indemnitee against any and all costs and expenses (including attorneys' and expert witnesses' fees) and, if requested by Indemnitee, shall (within two business days of that request) advance those costs and expenses to Indemnitee, that are incurred by Indemnitee if Indemnitee, whether by formal proceedings or through demand and negotiation without formal proceedings: (a) seeks to enforce Indemnitee's rights under this Agreement,
(b) seeks to enforce Indemnitee's rights to expense advancement or indemnification under any other agreement or provision of the Company's Certificate of Incorporation (the "Certificate of Incorporation"), or Bylaws (the "Bylaws"), now or hereafter in effect relating to Claims for Indemnifiable Events, or (c) seeks recovery under any directors' and officers' liability insurance policies maintained by the Company, in each case regardless of whether Indemnitee ultimately prevails. To the fullest extent permitted by law, the Company waives any and all rights that it may have to recover its costs and expenses from Indemnitee.

    6. PARTIAL INDEMNITY. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some, but not all, of Indemnitee's Indemnifiable Liabilities, the Company shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

    7.   CONTRIBUTION.

         (a) CONTRIBUTION PAYMENT. To the extent the indemnification provided for under any provision of this Agreement is determined (in the manner hereinabove provided) not to be permitted under applicable law, the Company, in lieu of indemnifying Indemnitee, shall, to the extent permitted by law, contribute to the amount of any and all Indemnifiable Liabilities incurred or paid by Indemnitee for which such indemnification is not permitted. The amount the Company contributes shall be in such proportion as is appropriate to reflect the relative fault of Indemnitee, on the one hand, and of the Company and any and all other parties (including officers and directors of the Company other than Indemnitee) who may be at fault (collectively, including the Company, the "Third Parties"), on the other hand.

         (b) RELATIVE FAULT. The relative fault of the Third Parties and the Indemnitee shall be determined (i) by reference to the relative fault of Indemnitee as determined by the court or other governmental agency or (ii) to the extent such court or other governmental agency does not apportion relative fault, by the Reviewing Party (which shall include Special Counsel) after giving effect to, among other things, the relative intent, knowledge, access to information and opportunity to prevent or correct the relevant events, of each party, and other relevant equitable considerations. The Company and Indemnitee agree that it would not be just and equitable if contribution were determined by pro rata allocation or by any other method of allocation which does take account of the equitable considerations referred to in this Section 7(b).

    8. BURDEN OF PROOF. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified under any provision of this Agreement or to receive contribution pursuant to Section 7 of this Agreement, to the extent permitted by law the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

    9. NO PRESUMPTION. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval), or conviction, or upon a plea of nolo contendere, or its equivalent, or an entry of an order of probation prior to judgment shall not create a presumption (other than any presumption arising as a matter of law that the parties may not contractually agree to disregard) that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

    10. NON-EXCLUSIVITY. The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Bylaws or Certificate of Incorporation or the Delaware General Corporation Law or otherwise. To the extent that a change in the Delaware General Corporation Law (whether by statute or judicial decision) permits greater indemnification by agreement than would be afforded currently under the Bylaws or Certificate of Incorporation and this Agreement, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits so afforded by that change. Indemnitee's rights under this Agreement shall not be diminished by any amendment to the Certificate of Incorporation or Bylaws, or of any other agreement or instrument to which Indemnitee is not a party, and shall not diminish any other rights which Indemnitee now or in the future has against the Company.

    11. LIABILITY INSURANCE. Except as otherwise agreed to by the Company and Indemnitee in a written agreement, to the extent the Company maintains an insurance policy or policies providing directors' and officers' liability insurance, Indemnitee shall be covered by that policy or those policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

    12. PERIOD OF LIMITATIONS. No action, lawsuit or proceeding may be brought against Indemnitee or Indemnitee's spouse, heirs, executors or personal or legal representatives, nor may any cause of action be asserted in any such action, lawsuit or proceeding, by or on behalf of the Company, after the expiration of two years after the statute of limitations commences with respect to Indemnitee's act or omission which gave rise to the action, lawsuit, proceeding or cause of action; provided, however, that, if any shorter period of limitations is otherwise applicable to any such action, lawsuit, proceeding or cause of action, the shorter period shall govern.

    13. AMENDMENTS. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any provision of this Agreement shall be effective unless in a writing signed by the party granting the waiver. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall that waiver constitute a continuing waiver.

    14. OTHER SOURCES. Indemnitee shall not be required to exercise any rights that Indemnitee may have against any other Person (for example, under an insurance policy) or before Indemnitee enforces his rights under this Agreement. However, to the extent the Company actually indemnifies Indemnitee or advances him Expenses, the Company shall be subrogated to the rights of Indemnitee and shall be entitled to enforce any such rights which Indemnitee may have against third parties. Indemnitee shall assist the Company in enforcing those rights if it pays his costs and expenses of doing so. If Indemnitee is actually indemnified or advanced Expenses by any third party, then, for so long as Indemnitee is not required to disgorge the amounts so received, to that extent the Company shall be relieved of it obligation to indemnify Indemnitee or advance Indemnitee Expenses.

    15. BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs and personal and legal representatives. This Agreement shall continue in effect regardless of whether Indemnitee continues to serve as an officer or director of the Company or another enterprise at the Company's request.

    16. SEVERABILITY. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, that provision shall be fully severable; this Agreement shall be construed and enforced as if that illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of that illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement a provision as similar in terms to the illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

    17. GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in that state without giving effect to the principles of conflicts of laws.

    18. HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

    19. NOTICES. Whenever this Agreement requires or permits notice to be given by one party to the other, such notice must be in writing to be effective and shall be deemed delivered and received by the party to whom it is sent upon actual receipt (by any means) of such notice. Receipt of a notice by the Secretary of the Company shall be deemed receipt of such notice by the Company.

    20. COMPLETE AGREEMENT. This Agreement constitutes the complete understanding and agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof.

    21. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but in making proof hereof it shall not be necessary to produce or account for more than one such counterpart.

                    [THE REMAINDER OF PAGE IS INTENTIONALLY BLANK]

    EXECUTED as of the date first written above.

                             TRAMMELL CROW COMPANY



                                  By:         /s/  RICHARD H. COE
                                     ---------------------------------------
                                     Richard H. Coe, Vice President



                             INDEMNITEE

                                             /s/  GEORGE L. LIPPE
                                  ------------------------------------------
                                  George L. Lippe

                                   SCHEDULE

                          INDEMNIFICATION AGREEMENTS

    Following is a list identifying agreements with certain officers and directors of the Company substantially identical to the Indemnification Agreement (the "Filed Agreement") dated September 21, 1997 between the Company and George L. Lippe filed herewith together with the material differences between those agreements and the Filed Agreement.

     INDIVIDUAL                  DIFFERENCES FROM THE FILED AGREEMENT
---------------------  --------------------------------------------------------
George L. Lippe        The name of the Indemnitee in the recital is George L.
                       Lippe
H. Pryor Blackwell     The name of the Indemnitee in the recital is H. Pryor
                       Blackwell
William F. Concannon   The name of the Indemnitee in the recital is William F.
                       Concannon
William C. Maddux      The name of the Indemnitee in the recital is William C.
                       Maddux
Asuka Nakahara         The name of the Indemnitee in the recital is Asuka
                       Nakahara
William Rothacker      The name of the Indemnitee in the recital is William
                       Rothacker
Robert E. Sulentic     The name of the Indemnitee in the recital is Robert E.
                       Sulentic
Harlan R. Crow         The name of the Indemnitee in the recital is Harlan R.
                       Crow
J. McDonald Williams   The name of the Indemnitee in the recital is J.
                       McDonald Williams